UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

LIME ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16265	36-4197337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina	28078
(Address of Principal Executive Offices)	(Zip Code)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On April 1, 2015, Lime Energy Co. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) relating to the settlement of a derivative suit entitled Kuberski and Lawton v. Lime Energy Co., Case No. 12 C 7993 (consolidated with Case No. 13 C1708), in the United States District Court for the Northern District of Illinois (the “Derivative Suit”). On May 5, 2015, the United States District Court for the Northern District of Illinois issued an order granting preliminary approval of the proposed settlement by and among the Company, the plaintiffs and all named individual defendants in the Derivative Suit.

A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for July 7, 2015, at 9:00 a.m. at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen United States Courthouse, 219 South Dearborn Street, Chicago, Illinois, 60604. Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court by no later than June 23, 2015. Additional information concerning the terms of the proposed settlement, the July 7, 2015 hearing and the requirements for objections can be found in the Notice of Pendency and Settlement of Shareholder Derivative Action, attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 is the Stipulation. This Form 8-K and the attachments are available on the investor relations website of the Company at http://www.lime-energy.com/investors.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                       Exhibits

99.1                        Notice of Pendency and Settlement of Shareholder Derivative Action

99.2                        Stipulation and Agreement of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: May 8, 2015	By:	/s/ C. Adam Procell
C. Adam Procell
Chief Executive Officer & President